As filed with the Securities and Exchange Commission on June 17, 2010

Registration No. 033-25140

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address, including zip code, of registrant’s principal executive offices)

PNC Bank Corp. Incentive Savings Plan

(Full title of the plan)

Richard J. Johnson

Executive Vice President and Chief Financial Officer

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(412) 762-2000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

Effective January 1, 2010, participants in The PNC Financial Services Group, Inc. Incentive Savings Plan (the “ISP,” formerly the PNC Bank Corp. Incentive Savings Plan) were no longer permitted to invest their contributions in The PNC Financial Services Group, Inc. common stock.

Therefore, The PNC Financial Services Group, Inc. (“PNC,” formerly PNC Bank Corp.) and the ISP are filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all Plan interests that were registered thereunder for the ISP and to deregister any remaining shares of PNC common stock issuable under this Registration Statement.

PNC is acting pursuant to the power conferred on PNC in accordance with the provisions of Rule 478 under the Securities Act of 1933, as amended, to reduce the amount of securities registered, pursuant to its undertaking contained in Part II, Item 9 of Post-Effective Amendment No. 1 to the Registration Statement as filed November 22, 1995.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, PNC has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, June 17, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

By:	/S/ SAMUEL R. PATTERSON
(Signature and Title)
Samuel R. Patterson,
Senior Vice President and Controller

The ISP. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the ISP) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, June 17, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC. INCENTIVE SAVINGS PLAN

By:	/S/ JAMES S. GEHLKE
(Signature and Title)
James S. Gehlke,
Plan Administrator for The PNC Financial Services Group, Inc. Incentive Savings Plan

By:	/S/ KERRY ALLEN
(Signature and Title)
Kerry Allen,
Plan Manager for The PNC Financial Services Group, Inc. Incentive Savings Plan